EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Current Report on Form 8-K of Sterling Bancorp, formerly known as Provident New York Bancorp, of our reports dated February 22, 2013, relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report of Sterling Bancorp on Form 10-K for the year ended December 31, 2012. In addition, we consent to  the incorporation by reference of said reports in the Registration Statements of Sterling Bancorp, formerly known as Provident New York Bancorp, on Form S-3 (File Nos. 333-179575 and 333-125855), Form S-4 (File Nos. 333-108797, as amended by Pre-Effective Amendments Nos. 1 and 2 (File Nos. 333-108797 and 333-108795), 333-116851, as amended by Pre-Effective Amendment No. 1 (File No. 333-108797) and 333-189098, as amended by Pre-Effective Amendments Nos. 1 and 2 (each, File No. 333-189098) and Post-Effective Amendment No. 1 on Form S-8 (File No. 333-189098)) and Form S-8 (File Nos. 333-49344, 333-112171, 333-120353, 333-123079, 333-123089, 333-153276, 333-183663 and 333-192036).

/s/ Crowe Horwath LLP
Livingston, New Jersey
January 15, 2014